UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2015

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, the Compensation Committee of the Board of Directors of TetraLogic Pharmaceuticals Corporation (the “Company”) approved an amendment to the executive employment agreement (“Employment Agreement”) with Richard L. Sherman, the Company’s Senior Vice President, Strategic Transactions, General Counsel and Secretary, which amendment increases from twelve (12) months to eighteen (18) months the period of time for which Mr. Sherman is eligible, subject to his execution and delivery of a general release of claims, to receive continuation of 1.4 times his monthly base salary upon a termination of Mr. Sherman’s employment by the Company without cause, or a resignation by Mr. Sherman for good reason.  This is the same period of time for which the other executive officers of the Company are eligible to receive such salary continuation pursuant to each of their individual executive employment agreements.  The Employment Agreement is effective as of March 18, 2015.

The foregoing description of the Employment Agreement is only a summary of the terms and the agreement discussed herein. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending on March 31, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2015	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Pete A. Meyers
Name: Pete A. Meyers
Title: Chief Financial Officer and Treasurer

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